UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2018

Ladder Capital Corp
(Exact Name of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2018, the board of directors (the “Board”) of Ladder Capital Corp (the “Company”) appointed Jeffrey B. Steiner as a Class I director and a member of the Board’s Compensation Committee.

Mr. Steiner, age 64, is a Partner at McDermott Will & Emery LLP, an international law firm, where he is also the Global Head of the Real Estate Finance Group and a member of the firm’s Management Committee. Prior to joining McDermott Will & Emery in March 2018, Mr. Steiner was a partner at DLA Piper LLP (US), from September 2008 to March 2018, where he was the Global Co-Chairman of the Finance Department and a member of the firm’s Executive Committee. Mr. Steiner brings more than 35 years’ experience in real estate, real estate finance and real estate capital markets transactions. Mr. Steiner also brings to the Board a deep background and understanding of executive management and compensation, strategic development and acquisitions, the capital needs of businesses, reporting and compliance issues, ethical considerations and public relations management.

In connection with Mr. Steiner joining the Board, he was granted restricted shares of the Company’s Class A common stock, pursuant to Ladder’s 2014 Omnibus Incentive Plan, with a grant date fair value of $75,000, which represented 4,720 shares. The restricted shares vest in three equal installments on each of the first three anniversaries of the grant date or upon a change in control of the Company, subject to Mr. Steiner’s continued service on the Board.

DLA Piper LLP (US), of which Mr. Steiner was a Partner until March 2018, and McDermott Will & Emery, of which Mr. Steiner is currently a Partner, each provide legal services to the Company. In 2017 the Company paid, or caused to be paid, to DLA Piper approximately $2.7 million in fees for legal services. Expenditures by the Company to DLA Piper and McDermott Will & Emery in 2018 for legal services in the aggregate are expected to be roughly equivalent to that amount. Mr. Steiner’s son, Andrew Steiner, is an associate at the Company; during 2017 his compensation from the Company exceeded $120,000. Andrew Steiner’s compensation and other benefits for 2017 were comparable to those of other employees of the Company in similar positions and determined by the Company consistent with its compensation practices applicable to other similarly situated employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2018	LADDER CAPITAL CORP

	By:	/s/ Marc Fox
Marc Fox
Chief Financial Officer